Exhibit 99.1

FOR IMMEDIATE RELEASE

ZymoGenetics Prices Public Offering of Common Stock

SEATTLE, January 7, 2010 — ZymoGenetics, Inc. (Nasdaq: ZGEN) today announced that it has priced an underwritten public offering of 14,000,000 shares of its common stock at a price of $6.00 per share. Net proceeds, after estimated underwriting discounts and commissions and estimated expenses, will be approximately $79,000,000. ZymoGenetics has granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares of common stock to cover overallotments, if any. The offering is expected to close on or about January 12, 2010, subject to satisfaction of customary closing conditions. Leerink Swann LLC is acting as sole book-running manager for the offering. Wedbush Morgan Securities, Inc., William Blair & Company, L.L.C., Canaccord Adams Inc. and McAdams Wright Ragen, Inc. are acting as co-managers for the offering.

The securities described above are being offered by ZymoGenetics pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained, when available, from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Fl., Boston, MA 02110 or by calling Leerink Swann LLC, toll free, at 1-800-808-7525, Ext. 4814.

About ZymoGenetics

ZymoGenetics is a biopharmaceutical company focused on the development and commercialization of therapeutic proteins for the treatment of human diseases. In the past, ZymoGenetics has conducted extensive discovery research to identify potential product candidates, with a primary focus in autoimmune disorders and oncology. After a series of strategic initiatives undertaken in 2008 and 2009, ZymoGenetics is now focused on developing and commercializing a limited number of product candidates, which it believes have substantial medical and commercial potential. ZymoGenetics has developed and is marketing RECOTHROM® Thrombin, topical (Recombinant) in the United States. ZymoGenetics has two product candidates in clinical development: PEG-Interferon lambda, being studied in collaboration with Bristol Myers Squibb (BMS) for treatment of hepatitis C virus (HCV) infection, and IL-21, being tested by ZymoGenetics as a potential treatment for metastatic melanoma. In addition, ZymoGenetics has an anti-IL-31 monoclonal antibody in preclinical development, which it expects to test initially as a treatment for atopic dermatitis. Several of the product candidates previously identified through ZymoGenetics’ discovery research efforts have been licensed to and are being developed by third parties, including Merck Serono and Novo Nordisk. ZymoGenetics is eligible to receive milestone payments and royalties related to these assets. For further information, visit www.zymogenetics.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the sale by the Company of its securities. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to meet the closing conditions required for the consummation of the offering and other risks detailed in the Registration Statement covering the offering and in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and periodic reports on Form 10-Q and Form 8-K. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and, except where required by law, the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Media and Investor Relations

Susan W. Specht

(206) 442-6592